                                                            Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                            ________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                            ________________________

                               KMART CORPORATION

              (Exact number of issuer as specified in its charter)
           Michigan                                  38-0729500
  (State or other jurisdiction            (I.R.S. Employer Identification No.)
of incorporation or organization)

                3100 West Big Beaver Road, Troy, Michigan  48084
              (Address of Principal Executive Offices) (Zip Code)

                         MANAGEMENT STOCK PURCHASE PLAN

                           (Full title of the plan)

                                 A. N. Palizzi
                  Executive Vice President and General Counsel
                               Kmart Corporation
                           3100 West Big Beaver Road
                             Troy, Michigan  48084
                    (Name and Address of agent for service)
          Telephone number, including area code, of agent for service:
                                  313/643-1000

                          Copies of Communications to:
                              Verne C. Hampton II
                  Dickinson, Wright, Moon, Van Dusen & Freeman
                            500 Woodward, Suite 4000
                            Detroit, Michigan  48226

                 Approximate date of proposed public offering:
 As soon as practicable after the effective date of this Registration Statement

                        CALCULATION OF REGISTRATION FEE

                                                      Proposed Maximum          Proposed                  Amount of
  Title of Securities       Amount to be              Offering Price            Maximum Aggregate         Registration
  to be Registered          Registered                Per Share*                Offering Price*           Fee
  Common Stock ($1
  par value).........       4,000,000 shs.             $   16 3/8               $  65,500,000             $  22,586.17

  *Based upon the market price on July 28, 1994

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Kmart Corporation (the "Company") hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

        1. The Company's Annual Report on Form 10-K for the year ended January 26, 1994.

        2. The Company's Quarterly Report on Form 10-Q for the quarter ended April 27, 1994.

        3.   The Company's Current Report on Form 8-K filed on June 8, 1994.

        4. The description of the Common Stock, $1.00 par value, of the Company set forth in the Prospectus of the Company dated August 16, 1991 which was part of Amendment No. 1 to Registration Statement No. 33-42022.

All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the dates of filing of such documents.

ITEM 4.  DESCRIPTION OF COMMON STOCK

Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Bylaws and the Michigan Business Corporation Act permit the Company's officers and directors to be indemnified under certain circumstances for expenses and in some instances, for judgments, fines, or amounts paid in settlement of civil, criminal, administrative and investigative suits or proceedings, including those involving alleged violations of the Securities Act of 1933, as amended (the "Act"). In addition, the Company maintains directors' and officers' liability insurance which, under certain circumstances, would cover alleged violations of the Act. Insofar as indemnification for liabilities arising under the Act may be permitted to officers and directors pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. Therefore in the event that a claim for such indemnification is asserted by any officer or director, the Company (except insofar as such claim seeks reimbursement by the Company of expenses paid or incurred by an officer or director, in the successful defense of any action, suit or proceeding) will, unless the matter has heretofore been adjudicated by precedent deemed by the Company to be controlling, submit to a court of appropriate jurisdiction the question of whether or not the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such
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issue.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

ITEM 8.  EXHIBITS

The following exhibits are filed herewith:

       Exhibit
       Number                       Exhibit
       ------                       -------
         5              Opinion and consent of Dickinson, Wright,
                          Moon, Van Dusen & Freeman

        24              Consent of Price Waterhouse

        28(a)           Kmart Corporation Management Stock Purchase
                        Plan. Incorporated by reference to Annex IV-G, Pages IV-G-1 through IV-G-9 of Kmart
                        Corporation's definitive Proxy Statement dated April 28, 1994.



ITEM 9.  UNDERTAKINGS

The undersigned Company hereby undertakes: 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement. (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy and State of Michigan on July 28, 1994.

                                                      KMART CORPORATION



                                                      By /s/ JOSEPH E. ANTONINI
                                                         (Joseph E. Antonini)
                                                         Chairman of the Board,
                                                      President and Chief
                                                      Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities indicated on July 28, 1994.

      SIGNATURE                                 TITLE                                 SIGNATURE                      TITLE
      ---------                                 -----                                 ---------                      -----
/s/ JOSEPH E. ANTONINI                  Chairman of the Board,                   /s/ DAVID B. HARPER                Director
- ------------------------                President (Principal                     ---------------------
  (Joseph E. Antonini)                  Executive Officer) and                     (David B. Harper)
                                        Director



/s/ THOMAS F. MURASKY                   Executive Vice President                 /s/ F. JAMES McDONALD              Director
- -------------------------               (Principal Financial                     ---------------------
  (Thomas F. Murasky)                   and Accounting Officer)                    (F. James McDonald)



/s/ LILYAN H. AFFINITO                        Director                           /s/ RICHARD S. MILLER              Director
- -------------------------                                                        ---------------------
  (Lilyan H. Affinito)                                                             (Richard S. Miller)


/s/JOSEPH A. CALIFANO,JR.                     Director                                                              Director
- -------------------------                                                        ---------------------
  (Joseph A. Califano, Jr.)                                                        (J. Richard Munro)


/s/ WILLIE D. DAVIS                           Director                           /s/ DONALD S. PERKINS              Director
- -------------------------                                                        ---------------------
  (Willie D. Davis)                                                                (Donald S. Perkins)


/s/ ENRIQUE C. FALLA                          Director                           /s/ GLORIA M. SHATTO               Director
- -------------------------                                                        ---------------------
  (Enrique C. Falla)                                                               (Gloria M. Shatto)


/s/ JOSEPH P. FLANNERY                        Director                           /s/ JOSEPH R. THOMAS               Director
- -------------------------                                                        ---------------------
  (Joseph P. Flannery)                                                             (Joseph R. Thomas)